SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 20, 2007
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 Financial Statements, ProForma Information and Exhibits.

Borders Group, Inc. (the “Company”) filed a Current Report on Form 8-K dated November 20, 2007, which furnished as an exhibit a press release issued by the Company containing an error. The error understated share count for the nine months ended October 28, 2006 by 2.1 million shares, and overstated the loss per share from continuing operations on a GAAP basis for the same period by $0.03, overstated the loss from discontinued operations on a GAAP basis for the same period by $0.02, and overstated the net loss on a GAAP basis for the same period by $0.05. The error also impacted the calculations of EPS on an operating basis and for the non-operating adjustments. The error has been corrected and is attached hereto.

(c) Exhibits:

99.3	Press release issued by Borders Group, Inc. on November 20, 2007.

SAFE HARBOR STATEMENT

Forward-looking statements in this report should be read in conjunction with the Safe Harbor Statement in Exhibit 99.3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: November 30, 2007	By: /s/ EDWARD W. WILHELM
Edward W. Wilhelm
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

DESCRIPTION OF EXHIBITS

Exhibits:

99.3  Press Release issued by Borders Group, Inc. on November 20, 2007.